UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2011

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 20, 2011, Ronald M. Sparks Jr. was elected to the board of directors of SANUWAVE Health, Inc., a Nevada corporation (the “Company”), to serve as a director for a term expiring at the 2012 annual meeting of shareholders. The board plans to nominate Mr. Sparks for re-election to the board of directors by the shareholders at the 2012 annual meeting of shareholders. There are no arrangements or understandings between Mr. Sparks and any other person pursuant to which Mr. Sparks was selected as a director.

In connection with his election as a director of the Company, Mr. Sparks was granted a stock option under the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. effective as of January 1, 2010 to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.95 per share, which options were fully vested when issued. The options will expire on September 20, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 21, 2011, issued by SANUWAVE Health, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: September 22, 2011	By:	/s/ CHRISTOPHER M. CASHMAN
Christopher M. Cashman
President and Chief Executive Officer

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